UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2003

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	file number)	identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

(870) 541-1000 (Registrant’s telephone number, including area code)

ITEM 5:    OTHER EVENTS

        The following is the text of a press release issued by the registrant at 3:10 P.M. Central Standard Time on March 25, 2003.

SIMMONS FIRST ANNOUNCES STOCK SPLIT

        Pine Bluff, AR — J. Thomas May, Chairman, President and Chief Executive Officer of Simmons First National Corporation has announced the declaration of a two for one stock split by the Corporation on its $1.00 par value Class A common stock (Nasdaq NM: SFNCA). The stock split will distribute one additional share of stock to shareholders for each share owned on the record date, April 18, 2003.

        The split will be effected through the distribution of the additional shares on May 1, 2003. No fractional shares will be issued, but cash payments in lieu of fractional shares will be made.

        “We believe that our growth over the last several years represents an increase in the overall value of our organization”, May said. “This stock split allows us to deliver enhanced value to our shareholders in the form of additional shares of stock in our organization.”

        Simmons First is celebrating 100 years of providing financial services to the citizens of Arkansas.

        Simmons First National Corporation is a $2 billion financial holding company, with community banks in Pine Bluff, Jonesboro, Lake Village, Rogers, Russellville, Searcy and El Dorado, Arkansas. The Company’s seven banks conduct financial operations from 64 offices in 34 communities.

# # #

FOR MORE INFORMATION CONTACT:
BARRY L. CROW
Executive Vice President and Chief Financial Officer
Simmons First National Corporation
(870) 541-1350
Ticker symbol: SFNCA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 25, 2003	SIMMONS FIRST NATIONAL CORPORATION /s/ Barry L. Crow —————————————— Barry L. Crow, Executive Vice President and Chief Financial Officer